Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

18 U.S.C. Section 1350

As Adopted Pursuant to Section
906 of the Sarbanes-Oxley Act of 2002

I, Anthony Hayes, Director, Chief Executive Officer, Principal Financial and Accounting Officer of AIkido Pharma Inc. (the “Company”), in compliance with Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022 (the “Report”) filed with the Securities and Exchange Commission:

●	Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

●	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anthony Hayes
Anthony Hayes
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer,
Principal Financial Officer and Principal Accounting Officer)
November 10, 2022

A signed copy of this written statement required by Section 906 has been provided to AIkido Pharma Inc. and will be retained by AIkido Pharma Inc. and furnished to the Securities and Exchange Commission or its staff upon request.